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                                                                  Exhibit 23.2

                       Consent of Deloitte & Touche LLP

We consent to the use in this Registration Statement of Qualcomm Spinco, Inc. on Form S-1 of our report dated February 25, 2000 with respect to the consolidated financial statements of SnapTrack, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the Prospectus.

Deloitte & Touche LLP

San Jose, California
July 24, 2000